As filed with the Securities and Exchange Commission on January 25, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AKEBIA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	20-8756903
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

245 First Street, Cambridge, MA	02142
(Address of Principal Executive Offices)	(Zip Code)

Akebia Therapeutics, Inc. 2014 Incentive Plan

Akebia Therapeutics, Inc. 2014 Employee Stock Purchase Plan

Inducement Grant Awards (January 2018 – December 2018)

(Full titles of the plans)

Nicole R. Hadas

Senior Vice President, General Counsel and Secretary

245 First Street

Cambridge, MA 02142

(Name and address of agent for service)

(617) 871-2098

(Telephone number, including area code, of agent for service)

Please send copies of all communications to:

Lia Der Marderosian

Jonathan Wolfman

Wilmer Cutler Pickering Hale and Dorr LLP

60 State Street

Boston, MA 02109

617-526-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $0.00001 par value per share	4,190,878(2)	$6.16(4)	$25,815,808.50(4)	$3,128.88
Common Stock, $0.00001 par value per share	47,550(3)	$14.78(5)	$702,789(5)	$85.18
Common Stock, $0.00001 par value per share	23,800(3)	$14.30(5)	$340,340(5)	$41.25
Common Stock, $0.00001 par value per share	48,624(3)	$9.53(5)	$463,386.72(5)	$56.16
Common Stock, $0.00001 par value per share	10,450(3)	$9.21(5)	$96,244.50(5)	$11.66
Common Stock, $0.00001 par value per share	21,300(3)	$9.82(5)	$209,166(5)	$25.35
Common Stock, $0.00001 par value per share	12,050(3)	$9.98(5)	$120,259(5)	$14.58
Common Stock, $0.00001 par value per share	37,400(3)	$10.30(5)	$385,220(5)	$46.69
Common Stock, $0.00001 par value per share	1,250(3)	$8.21(5)	$10,262.50(5)	$1.24
Common Stock, $0.00001 par value per share	32,750(3)	$8.83(5)	$289,182.50(5)	$35.05
Common Stock, $0.00001 par value per share	25,400(3)	$7.49(5)	$190,246(5)	$23.06
Common Stock, $0.00001 par value per share	43,650(3)	$8.08(5)	$352,692(5)	$42.75
Common Stock, $0.00001 par value per share	45,150(3)	$5.53(5)	$249,679.50(5)	$30.26

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such additional securities that may from time to time be offered or issued to prevent dilution from stock splits, stock dividends or similar transactions.

(2)

Reflects (a) 3,801,198 shares added to the Akebia Therapeutics, Inc. 2014 Incentive Plan, as amended, as of January 1, 2019, pursuant to such plan’s evergreen provision, and (b) 389,680 shares issuable under the Akebia Therapeutics, Inc. 2014 Employee Stock Purchase Plan.

(3)	Consists of shares issuable under new hire inducement stock option awards granted between January 31, 2018 and December 31, 2018 in accordance with Nasdaq Listing Rule 5635(c)(4).
(4)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act. The price per share and aggregate offering price are calculated on the basis of $6.16, the average of the high and low sale price of the Registrant’s Common Stock on The Nasdaq Global Market on January 22, 2019, in accordance with Rule 457(c) under the Securities Act.

(5)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act. The price per share and aggregate offering price are calculated on the basis of the exercise price of the options outstanding under the applicable inducement stock option award.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

The information required by Item 1 is included in documents sent or given to participants in the plans covered by this Registration Statement pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”).

Item 2. Registrant Information and Employee Plan Annual Information.

The written statement required by Item 2 is included in documents sent or given to participants in the plans covered by this Registration Statement pursuant to Rule 428(b)(1) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the “Commission”). The following documents, which are on file with the Commission, are incorporated in this registration statement by reference:

(a) The Registrant’s latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the Registrant’s latest fiscal year for which such statements have been filed.

(b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above.

(c) The description of the securities contained in the Registrant’s Registration Statement on Form 8-A filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The Registrant’s Ninth Amended and Restated Certificate of Incorporation contains provisions that eliminate, to the maximum extent permitted by the General Corporation Law of the State of Delaware, or DGCL, the personal liability of directors and executive officers for monetary damages for breach of their fiduciary duties as a director or officer. The Registrant’s ninth amended and restated certificate of incorporation and amended and restated bylaws provide that the Registrant shall indemnify its directors and executive officers and may indemnify its employees and other agents to the fullest extent permitted by the DGCL.

Section 145 of the DGCL empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the rights of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person. The statute provides that it is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

Section 102(b)(7) of the DGCL permits a corporation to provide in its charter that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for payments of unlawful dividends or unlawful stock purchases or redemptions, or (4) for any transaction from which the director derived an improper personal benefit.

The Registrant has entered into indemnification agreements with each of its directors and certain officers, in addition to the indemnification provided for in the Registrant’s ninth amended and restated certificate of incorporation and amended and restated bylaws.

The Registrant maintains insurance on behalf of any person who is or was a director or officer of the Registrant against any loss arising from any claim asserted against him or her and incurred by him or her in any such capacity, subject to certain exclusions.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit No.	Description

4.1	Ninth Amended and Restated Certificate of Incorporation (previously filed as Exhibit 3.1 to the Current Report on Form 8-K filed on March 28, 2014 (File No. 001-36352) and incorporated herein by reference).

4.2	Amended and Restated Bylaws (previously filed as Exhibit 3.2 to the Current Report on Form 8-K filed on March 28, 2014 (File No. 001-36352) and incorporated herein by reference).

4.3	Akebia Therapeutics, Inc. 2014 Incentive Plan (previously filed as Exhibit 10.29 to Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-193969) filed on March 4, 2014 and incorporated herein by reference).

4.4	Amendment No. 1 to the Akebia Therapeutics, Inc. 2014 Incentive Plan (filed herewith).

4.5	Form of Officer Inducement Award Non-Statutory Stock Option Agreement (previously filed as Exhibit 4.4 to the Registration Statement on Form S-8 (File No. 333-222728) filed on January 26, 2018 and incorporated herein by reference).

4.6	Form of Inducement Award Non-Statutory Stock Option Agreement (previously filed as Exhibit 4.5 to the Registration Statement on Form S-8 (File No. 333-222728) filed on January 26, 2018 and incorporated herein by reference).

4.7	Akebia Therapeutics, Inc. 2014 Employee Stock Purchase Plan (previously filed as Exhibit 10.30 to the Registration Statement on Form S-1 (File No. 333-193969) on March 4, 2014 and incorporated herein by reference).

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1) (filed herewith).

23.1	Consent of Ernst & Young LLP (filed herewith).

23.2	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in the opinion filed as Exhibit 5.1).

24.1	Power of attorney (included on the signature page of this Registration Statement under the caption “Power of Attorney”).

Item 9. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on this 25th day of January, 2019.

AKEBIA THERAPEUTICS, INC.

By:	/s/ John P. Butler
	Name:	John P. Butler
	Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John P. Butler and Jason A. Amello, and each of them, either of whom may act without the joinder of the other as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirement of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Capacity	Dates

/s/ Adrian Adams Adrian Adams	Chairperson and Director	January 25, 2019

/s/ John P. Butler John P. Butler	Director, President and Chief Executive Officer (Principal Executive Officer)	January 25, 2019

/s/ Jason A. Amello Jason A. Amello	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	January 25, 2019

/s/ Scott A. Canute Scott A. Canute	Director	January 25, 2019

/s/ Mark J. Enyedy Mark J. Enyedy	Director	January 25, 2019

/s/ Steven C. Gilman Steven C. Gilman	Director	January 25, 2019

/s/ Maxine Gowen Maxine Gowen	Director	January 25, 2019

/s/ Michael T. Heffernan Michael T. Heffernan	Director	January 25, 2019

/s/ Jodie P. Morrison Jodie P. Morrison	Director	January 25, 2019

Signatures	Capacity	Dates

/s/ Michael Rogers Michael Rogers	Director	January 25, 2019

/s/ Cynthia Smith Cynthia Smith	Director	January 25, 2019